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EXHIBIT 11


               Statement re: Computation of Per Share Earnings

                                                            Quarter Ended
                                                            Mar. 31, 2000
                                                            -------------
1.        Net income                                          $   113,000
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2.        Weighted average common shares outstanding              444,862
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3.        Basic earnings per share                            $        25
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